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                           SOUTH JERSEY GAS COMPANY

                          Filed Under Rule 424(b)(2)
                        Registration File No. 333-62019


PRICING SUPPLEMENT NO. 2
Dated October 16, 1998 to Prospectus
dated October 5, 1998

                  Secured Medium-Term Notes, Series A, 1998-2

Interest Payment Dates:               May 1 and November 1, commencing
                                      May 1, 1999

Regular Record Date:                  April 15 and October 15

Cusip No.:                            83851 M AB3

This Pricing Supplement describes the sale of Notes through PaineWebber
 Incorporated, First Union Capital Markets and Prudential Securities
 Incorporated

Principal Amount:                        $10,000,000

Interest Rate:                              6.12%

Original Issue Date:                      10/21/98

Stated Maturity:                         10/22/2010

Price to Public                          $10,000,000

CoAgents:                         PaineWebber Incorporated
                                 First Union Capital Markets
                              Prudential Securities Incorporated

CoAgents' Commission:                    $    62,500

Net Proceeds to Company:                 $ 9,937,500

Redemption:                         None prior to maturity

South Jersey Gas Company registered a total of $100,000,000 worth of Notes. So far, it has issued $30,000,000, including the $10,000,000 of Notes covered by this Pricing Supplement. $70,000,000 worth of Notes may yet be issued.